UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2014

TIDELANDS BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-33065	02-0570232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

875 Lowcountry Blvd.
Mount Pleasant, South Carolina 29464
(Address, Including Zip Code of Principal Executive Offices)

 (843) 388-8433
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 19, 2014, Tidelands Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”).  Of the 4,277,176 shares of the Company’s common stock outstanding as of March 20, 2014, 3,235,790 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 75.652% of the outstanding shares of common stock.  The following is a brief description of each matter submitted to a vote at the Annual Meeting as well as the number of votes cast with respect to each matter.  For more information about each of these proposals, please refer to the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2014 (the “Proxy Statement”).

Proposal #1:  Election of Directors

The shareholders elected each of the following persons as a director to hold office until the 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Michael W. Burrell	1,306,104	169,131	1,760,555
Alan D. Clemmons	1,263,472	211,763	1,760,555
John W. Gandy, CPA	1,336,982	138,253	1,760,555
Thomas H. Lyles	1,347,116	128,119	1,760,555
John T. Parker, Jr.	1,303,019	172,216	1,760,555
Mary V. Propes	1,303,980	171,255	1,760,555
Tanya D. Robinson	1,270,477	204,758	1,760,555
Larry W. Tarleton	1,356,197	119,038	1,760,555

Proposal #2:  Advisory Vote on Executive Compensation

The compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, was approved by the shareholders as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
1,258,945	181,182	35,107	1,760,556

Proposal #3:	Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Elliot Davis, LLC, an independent registered public accounting firm, to serve as the Company’s auditor during the fiscal year ended December 31, 2014, and the votes cast were as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
3,160,223	46,571	28,996	-

SIGNATURES

Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

TIDELANDS BANCSHARES, INC.

Date: May 20, 2014	By:	/s/ Thomas H. Lyles
Thomas H. Lyles
Title: Chief Executive Officer